UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

Carrier EQ, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56037	37-1981503
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 Lincoln Street, Third Floor, Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 841-7207

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Carrier EQ, LLC (the “Company”) is a wholly-owned subsidiary of Lake Niassa Empreendimentos e Participacões Ltda., a limited liability company duly organized under the laws of the Federative Republic of Brazil ("Lake Niassa") that is, in turn, wholly-owned by Via Varejo S.A., a corporation organized under the laws of the Federative Republic of Brazil ("Via Varejo"). Lake Niassa is the sole manager of the Company. Prior to entering into the 7th Amendment (defined below), the Company had a 99.99% ownership interest in banQi Instituição de Pagamento Ltda (“banQi”), a limited liability company organized under the laws of the Federative Republic of Brazil and Lake Niassa had a 0.01% ownership interest in banQi. As a result of the 7th Amendment, the Company has a 1.43% ownership interest in banQi, and Lake Niassa has a 98.57% ownership interest in banQi, which makes Lake Niassa the controlling owner of banQi.

The 7th Amendment

On June 14, 2021, the Company, Lake Niassa and banQi entered into the 7th Amendment and Consolidation of the Articles of Association of banQi Instituição de Pagamento Ltda (the “7th Amendment”). Pursuant to the terms of the 7th Amendment, the Company and Lake Niassa (i) increased banQi 's share capital from BRL 1,000,000.00 (one million reais) to BRL 69,870,000.00 (sixty-nine million, eight hundred and seventy thousand reais), which represents an increase of BRL 68,870,000.00 (sixty-eight million, eight hundred and seventy thousand reais); and (ii) issued 68,870,000 (sixty-eight million, eight hundred and seventy thousand) new quotas, with par value of BRL 1.00 (one real) each, fully subscribed and paid up, in Brazilian currency, through the capitalization of Advances for Future Capital Increase ("AFAC") made by Lake Niassa, according to the amounts and dates indicated in the table below:

Date (month/day/year)	Amount
07/03/2020	BRL 470,000.00
07/29/2020	BRL 6,900,000.00
09/29/2020	BRL 800,000.00
10/01/2020	BRL 8,000,000.00
11/27/2020	BRL 3,000,000.00
11/30/2020	BRL 5,000,000.00
01/06/2021	BRL 7,000,000.00
02/18/2021	BRL 6,100,000.00
03/12/2021	BRL 5,800,000.00
04/09/2021	BRL 8,800,000.00
05/07/2021	BRL 8,200,000.00
06/09/2021	BRL 8,800,000.00

The Company waived the preemptive right in relation to the subscription of the new quotas referred to above, pursuant to Paragraph 1 of Article 1,081 of the Brazilian Civil Code.

As a result of the capital increase approved pursuant to the 7th Amendment, Clause 5 of the Articles of Association of banQi Instituição de Pagamento Ltda will henceforth be in force with the following wording:

"CLAUSE 5 – The share capital is BRL 69,870,000.00 (sixty-nine million, eight hundred and seventy thousand reais), divided into 69,870,000 (sixty-nine million, eight hundred and seventy thousand) quotas, with par value of BRL 1.00 (one real) each, fully subscribed and paid up in national currency, distributed between the quotaholders as follows:

NAME OF THE QUOTAHOLDERS	No. OF QUOTAS	VALUE (BRL)%
Carrier EQ, LLC.	999,900	999,900.00	1.43%
Lake Niassa Empreendimentos e Participações Ltda.	68,870,100	68,870,100.00	98.57%
TOTAL	69,870,000	69,870,000.00	100%

A copy of the 7th Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached 7th Amendment. Capitalized terms used but not defined herein shall have the same meanings given to such terms in the 7th Amendment.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	7th Amendment and Consolidation of the Articles of Association of banQi Instituição de Pagamento Ltda

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrier EQ, LLC

Date: June 17, 2021	By:	/s/ Lisbeth Reimer
Lisbeth Reimer
Principal Executive Officer